Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

Andy Wrobel hereby certifies as follows:

1. He is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. The first sentence of Article I of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

“The name of the corporation (the “Corporation”) is NTN Buzztime, Inc.”

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law effective January 1, 2006.

NTN Communications, Inc. has caused this Certificate of Amendment to Restated Certificate of Incorporation to be signed by Andy Wrobel, its authorized officer, this 28th day of December, 2005.

By:
Andy Wrobel
Chief Financial Officer and Secretary

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION OF

NTN COMMUNICATIONS, INC.

Andy Wrobel hereby certifies as follows:

1. He is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. Sections A and B of Article IX of the Restated Certificate of Incorporation of this corporation are hereby amended to read in their entirety as follows:

“ARTICLE IX

A. Number, Election and Term of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws, Each director who is serving as a director on the date of this Amendment shall hold office until the next annual meeting of stockholders after such date and until his or her successor has been duly elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Amendment, the Directors elected at such annual meeting shall hold office for a term expiring at the next annual meeting of stockholders to be held in the year following the year of their election, with the members to hold office until their successors are elected and qualified.

B. Newly Created Directorship and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from the death, resignation, disqualification, or removal of a director shall be filled solely by the affirmative vote of the majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected (a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy or (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders and, in each case, until such Director’s successors shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

NTN Communications, Inc. has caused this Certificate of Amendment to Restated Certificate of Incorporation to be signed by Andy Wrobel, its authorized officer, this 20th day of October, 2005.

By:
Title:	Chief Financial Officer and Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

NTN Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 23rd day of January, 2004.

Kathy Miles
Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

James B. Frakes hereby certifies as follows:

1. He is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. The first sentence of Article IV of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is 94,000,000 shares, of which 84,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shall be Preferred Stock, par value $.005 per share.”

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

NTN Communications, Inc. has caused this Certificate of Amendment to Restated Certificate of Incorporation to be signed by James B. Frakes, its authorized officer, this 27th day of May, 2003.

By:
Name:	James B. Frakes
Title:	Chief Financial Officer and Secretary

CORRECTED CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

NTN Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. A Certificate of Amendment to Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 2000, which contains an inaccurate record of the corporate action taken therein, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2. The inaccuracy in said Certificate is as follows: said Certificate should have amended and restated only the first sentence of Article IV rather than Article IV in its entirety.

3. The Certificate is corrected to read in its entirety as follows:

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

Kendra Berger hereby certifies as follows:

1. She is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. The first sentence of Article IV of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 shares, of which 70,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shall be Preferred Stock, par value $.005 per share.”

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

NTN Communications, Inc. has caused this Corrected Certificate of Amendment to Restated Certificate of Incorporation to be signed by James B. Frakes, its authorized officer, this 22nd day of April, 2003.

By:
Title:	Chief Financial Officer and Secretary

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

Kendra Berger hereby certifies as follows.

1. She is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. Articles IX, X and XI are hereby added to the Restated Certificate of Incorporation of this corporation and shall read in their entirety as follows:

“ARTICLE IX

A. Number, Election and Term of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1996, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

B. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in the office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Removal. Subject to the rights of any Preferred Stock to elect directors under specified circumstances, any director may be removed from office, with or without cause, and only by

2

the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to after, amend, adopt any provision inconsistent with or repeal this Article X.

ARTICLE XI

(a) Except as otherwise provided in this Article XI, no purchase by the Corporation from any Controlling Person (as hereinafter defined) of shares of any stock of the Corporation owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of stock of the Corporation acquired by such Controlling Person during the two-year period preceding

3

the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of stock of the Corporation entitled to vote held by Disinterested Stockholders (as hereinafter defined).

(b) The provisions of this Article XI shall not apply to (i) any offer to purchase made by the Corporation which is made on the same terms and conditions to the holders of all shares of stock of the Corporation, (ii) any purchase by the Corporation of shares owned by a Controlling Person occurring after the end of two years following the date of the last acquisition by such Controlling Person of stock of the Corporation, (iii) any transaction which may be deemed to be a purchase by the Corporation of shares of its stock which is made in accordance with the terms of any stock option or other employee benefit plan now or hereafter maintained by the Corporation, or (iv) any purchase by the Corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

(c) This Article XI shall not be amended without the affirmative vote of not less than a majority of the stock of the Corporation entitled to vote thereon; provided, however, that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of stock of the Corporation entitled to vote thereon held by Disinterested Stockholders.

(d) For purposes of this Article XI: (i) the term “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the

4

purpose of acquiring, voting or holding securities of the Corporation) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of the stock of the Corporation, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity and (ii) the term “Disinterested Stockholders” means those holders of the stock of the Corporation entitled to vote on any matter, none of which is a “Controlling Person.”“

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

Dated: March 24, 2000	/s/ Kendra Berger
Kendra Berger, Chief Financial
Officer and Secretary

5

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

NTN COMMUNICATIONS, INC.

Kendra Berger hereby certifies as follows:

1. She is the duly appointed and acting Chief Financial Officer and Secretary of NTN Communications, Inc., a Delaware corporation.

2. The first paragraph of Article IV of the Restated Certificate of Incorporation of this corporation is hereby amended to read in its entirety as follows:

“ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 shares, of which 70,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shall be Preferred Stock, par value $.005 per share.”

3. The foregoing amendment of the Restated Certificate of Incorporation of this corporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

Dated: March 22, 2000

/s/ Kendra Berger
Kendra Berger, Chief Financial
Officer and Secretary

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

NTN COMMUNICATIONS, INC.

NTN Communications, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a new series of the Company’s previously authorized preferred stock, $.005 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of eighty-five thousand (85,000) shares of Series B Convertible Preferred Stock of the Company, as follows;

RESOLVED, that the Company is authorized to issue 85,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Shares”), $.005 par value per share, and the stated value shall be $100 per share (the “Stated Value”) which shall have the following powers, designations, preferences and other special rights:

(1) Dividends. The holders of the outstanding Series B Preferred Shares shall be entitled to receive cumulative dividends at the annual rate of $4.00 per Series B Preferred Share. Such dividends shall be payable in quarterly payments of $1.00 per share on the last day of January, April, July and October of each year, commencing on January 31,1998 (each of such dates being a “Dividend Payment Date”). Such dividend shall accrue on each Series B Preferred Share from October 31, 1997 and shall accrue from day-to-day, whether or not earned or declared. Dividend payments made with respect to Series B Preferred Shares may be made, subject to the terms hereof, in cash or, at the option of and in the sole discretion of the Board of Directors, in full or in part, (i) by issuing fully paid and nonassessable Series B Preferred Shares such that the Stated Value of such Series B Preferred Shares plus the amount of cash dividend paid in part, if any, is equal to the amount of the cash dividend which would otherwise be paid on such Dividend Payment Date if such dividend were paid entirety in cash (ii) by increasing the Stated Value of the Series B Preferred Shares by the amount of such dividend such that the amount of such increase in the Stated Value of the Series B Preferred Shares plus the amount of cash dividend paid in part, if any, is equal to the amount of the cash dividend which would otherwise be paid on such Dividend Payment Date if such dividend were paid entirely in cash. If the Board of Directors shall elect to pay any part of a dividend by such increase in Stated Value, the Company shall provide notice to such effect to the holders of the Series B Preferred Shares by no later than the applicable Dividend Payment Date. The issuance of such Series B Preferred Shares or any such increase in the Stated Value (plus the amount of cash dividend, if any, paid together therewith) shall constitute full payment of such dividend. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash on any Dividend Payment Dates preclude the Board of Directors from electing any other available alternative in respect of all or any portion of any subsequent dividend. Declared but unpaid dividends shall not bear interest.

(2) Holder’s Conversion of Series B Preferred Shares. A holder of Series B Preferred Shares shall have the right, at such holder’s option, to convert the Series B Preferred Shares into shares of the Company’s common stock, $.005 par value per share (the “Common Stock”), on the following terms and conditions;

(a) Conversion Right. Subject to the provisions of Sections 2(f) below, any holder of Series B Preferred Shares shall be entitled to convert at any time or times (1) 23% of the number of Series B Preferred Shares owned by such holder on or after the earlier of (I) the date the Registration Statement (as defined below) is declared effective by the United States Securities and Exchange Commission (the “SEC”) and (II) 120 days after the initial date of issuance of the Series B Preferred Shares (the “Scheduled Effective Date”), (ii) an additional 25% of the Series B Preferred Shares held by such holder commencing on or after 60 days after the first 25% of such shares becomes convertible, (iii) an additional 25% of the Series B Preferred Shares held by such holder commencing on or after 90 days after the first 25% of such shares becomes convertible and (iv) the remaining 25% of the Series B Preferred Shares held by such holder commencing on or after 120 days after the first 25% of such Shares becomes convertible, into fully paid and nonassessable shares (rounded to the nearest whole share to accordance with Section 2(g) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of this paragraph beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of l934, as amended,

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series B Preferred Shares pursuant to Sections (2)(a) and 2(f) shall be determined according to the following formula (the “Conversion Rate”):

$100 + amount of accrued but unpaid dividends
Conversion Price

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i) “Conversion Price” means as of any Conversion Date (as defined below) or other date of determination, the lower of (I) 140% of the average Closing Bid Prices of the Common Stock on the five trading days immediately preceding the date on which the first 25% of the Series B Preferred Shares becomes convertible in accordance with Section 2(a), but in no event greater than $3.50 (the “Conversion Ceiling”) and (II) 85% of the lowest average of Closing Bid Prices of the Common Stock on any three trading days during the 20 trading days immediately preceding the Conversion Date, subject to adjustment as provided herein;

(ii) “Closing Bid Prices” means, for any security as of any date, the last closing bid price on the American Stock Exchange (“AMEX”) as reported by Bloomberg, L.P. (“Bloomberg”), or, if the AMEX is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., the last closing trade price of such security as reported by Bloomberg; and

(iii) “Average Market Price” means the average of the Closing Bid Prices of the Common Stock for the five trading days immediately preceding the applicable date.

(c) Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If the registration statement (the “Registration Statement”) covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Shares and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the initial holders of the Series B Preferred Shares (the “Registration Rights Agreement”) is not declared effective by the SEC on or before the Scheduled Effective Date, then each holder of Series B Preferred Shares shall be entitled to the following payments until such time as the Registration Statement is declared effective by the SEC (all such payments to be made in cash and nonrefundable on the first day or the relevant thirty (30) day period):

(A) for the thirty (30) day period beginning immediately following the Scheduled Effective Date and ending 30 days following the

Scheduled Effective Date, an amount equal to the product of (1) (.01), multiplied by (II) the quotient of (y) 100 (plus any accrued but unpaid dividends thereon) divided by (z) the Conversion Price, multiplied by (III) the number of Series B Preferred Shares held by such holder.

(B) for each consecutive thirty (30) day period beginning 31 days following the Scheduled Effective Date, an amount equal to the product of (I) (.02), multiplied by (II) the quotient of (y) 100 (plus any accrued but unpaid dividends thereon) divided by (z) the Conversion Price, multiplied by (III) the number of Series B Preferred Shares held by such holder, provided however that if, and only if, the Company has at all times used its best efforts to have the Registration Statement declared effective by the SEC and such Registration Statement shall not have been declared effective within 90 days after the Scheduled Effective Date the Company shall be required to redeem the Series B Preferred Shares in accordance with Section 3(a) and in connection therewith the Company shall pay the holders of the Series B Preferred Shares a price per Series B Preferred Share equal to the Major Transaction Redemption Price.

(d) Adjustment to Conversion Price—Dilution and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Ceiling and the Closing Bid Prices for any days during any measuring period prior to any of the events set forth below (the “Adjusting Closing Bid Prices”) will be subject to adjustment from time to time as provided in this Section 2(d).

(i) Adjustment upon Declaration of Dividends and Other Events. If the Company shall (I) declare a dividend or make a distribution in shares of Common Stock, (II) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Ceiling and the Adjusting Closing Bid Prices in effect on the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted.

(ii) Adjustment upon Issuance of Convertible Securities with Conversion Ceilings. If and whenever on or after the date of issuance of the Series B Preferred Shares, the Company in any manner issues or sells any stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is subject to a Conversion Ceiling (the “New Convertible Securities Ceiling”) which is greater than the Conversion Ceiling immediately prior to such time, then from and after the time of such issue or sale, the Conversion Ceiling shall be increased, if necessary, so that it shall not be less than the New Convertible Securities Ceiling.

(iii) Notices.

(A) Immediately upon any adjustment pursuant hereto of the Conversion Price, the Company will give written notice thereof to each holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

(B) The Company will give written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public. “Organic Change” shall mean any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock. “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(C) The Company will also give written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

(iv) Successive adjustments in the Conversion Ceiling and the Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 2(d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(e) Mechanics of Conversion. Subject to the Company’s inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

(i) Holder’s Delivery Requirements. To convert Series B Preferred Shares into full shares of Common Stock on any date (the “Conversion Date”), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Pacific Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company or its designated transfer agent (the “Transfer Agent”), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii) Company’s Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time of the Company or Transfer Agent, as applicable), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designers balance account with The Depository Trust Company.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) business day of receipt of such holder’s Convention Notice. If such holder and the Company are unable to agree upon the determination of the Conversion Price within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed determination of the Conversion Price to an independent, reputable accounting firm of national standing acceptable to the Company and such holder of Series B Preferred Shares. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm’s determination, shall be binding upon all parties absent manifest error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company’s Failure to Timely Convert. If the Company shall fail (other than as a result of the situations described in Section 4(a) with respect to which the holder has elected, and the Company has satisfied its obligations under, one of the options set forth in subparagraphs (i) through (iv) of Section 4(a)) to issue to a holder on a timely basis as described in this Section 2(e), a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of Series B Preferred Shares, the Company shall pay damages to such holder equal to the greater of (A) actual damages incurred by such holder as a result of such holder’s needing to “buy in” shares of Common Stock to satisfy its securities delivery requirements (“Buy In Actual Damages”) and (B) after the effective date of the Registration Statement if ‘the Company fails to deliver such certificates within five days after the last possible date which the Company could have issued such Common Stock to such holder without violating this Section 2(e), on each date such conversion is not timely effected in an amount equal to 1% of the product of (A) the number of shares of Common Stock not issued to the holder on a timely basis and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating this Section 2(e).

(f) Mandatory Conversion. If any Series B Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Series B Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Series B Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date, and the Conversion Date had been fixed as of the Mandatory Conversion Date, for all purposes of this Section 2, and all holders of Series B Preferred Shares shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2. “Mandatory Conversion Date” means October 31, 2000.

(g) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series B Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(h) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series B Preferred Shares.

(3) Redemption.

(a) Redemption Upon Major Transaction. After a Major Transaction (as defined below), the Company shall), be required to redeem all of the Series B Preferred

Shares at a price per Series B Preferred Share equal to the product of (I) the aggregate number of shares of Common Stock for which each such Series B Preferred Share would be converted into on the date of the public announcement of such Major Transaction or the next date on -which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m., Pacific Time, time on such date or (Y) on a date on which the exchange or market on which the Common Stock to traded is closed, multiplied by (II) the Average Market Price of the Common Stock on such date (“Major Transaction Redemption Price”).

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series B Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Series B Preferred Shares shall have the right in accordance with Section 3(f), at such holder’s option, to require the Company to redeem all or a portion of such holder’s Series B Preferred Shares at a price per Series B Preferred Share equal to the product of (I) the aggregate number of shares of Common Stock for which each such Series B Preferred Share would be converted into as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open multiplied by (II) the Average Market Price of the Common Stock on such date (“Triggering Event Redemption Price” and, collectively with “Major Transaction Redemption Price,” the Redemption Price”).

(c) “Major Transaction”. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation or merger of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of clanging the jurisdiction of incorporation of the Company or pursuant to a merger after which the holders of the Company’s outstanding capital stock immediately prior to the merger own a number of shares of the resulting company’s outstanding capital stock sufficient to elect a majority of the resulting company’s) board of directors);

(ii) the sale or transfer of substantially all of the Company’s assets (Other than a sale or transfer to an entity controlling, controlled by or under common control with the Company); or

(iii) a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock is made and accepted by the holders thereof.

(d) “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) notice from the Company that Common Stock Issued or issuable upon conversion of the Series B Preferred Shares cannot be sold under the Registration Statement (the “Suspension Period”), for any period of 45 consecutive days that is (A) after the date the Registration Statement has been declared effective by the SEC and (B) prior to the time that the Conversion Shares may be sold without limitation in accordance with Rule H4(k) under the 1933 Act; provided that any demand for redemption under this Section 3(d)(i) must be made by a holder of Series B Preferred Shares within 10 days after receipt of notice from the Company of the termination of the Suspension Period; and provided further that if the aggregate number of days in all Suspension Periods (the “Suspension Days”) is equal to or greater than forty-five (45) days, then the Mandatory Conversion Date shall be extended by the number of Suspension Days;

(ii) the failure of the Common Stock or the Conversion Shares to be listed on the AMEX, The New York Stock Exchange or the Nasdaq National Market System for a period of 15 consecutive days; provided however that any demand for redemption under this Section 3(d)(ii) must be made by a holder of Series B Preferred Shares within 30 days after receipt of the Notice of Triggering Event (as defined in Section 3(f)); or

(iii) the Company’s notice to any holder of Series B Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Series B Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below, except in any case in which the basis for such intention by the Company is a bona fide dispute as to the right of such holder to such conversion.

(e) Mechanics of Redemption Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to each holder of Series B Preferred Shares.

(f) Mechanics of Redemption at Option of Holder Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each holder of Series B Preferred Shares. At any time after receipt of a Notice of Triggering Event, but only for as long as the facts giving time to the Triggering Event continue to exist, the holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding may require the Company to redeem all of the Series B Preferred Shares by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Holder Upon Triggering Event”) to the Company, which Notice of Redemption at Option of Holder Upon Triggering Event shall indicate (i) the number of Series B Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(b) above.

(g) Payment of Redemption Price. Upon the occurrence of a Major Transaction or the Company’s receipt of & Notice(s) of Redemption at Option of Holder Upon Triggering Event from the holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding, the Company shall immediately notify each holder by facsimile of the mechanics of the delivery of each holder’s Preferred Stock Certificate and, if applicable, the Company’s receipt of such requisite notices necessary to effect a redemption and each holder of Series B Preferred Shares shall thereafter promptly send such holder’s Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent. The Company shall deliver the applicable Redemption Price to such holder within thirty (30) days after the Company’s delivery of a Notice of Major Transaction or the Company’s receipt of the requisite notices required to affect a redemption; provided that a holder’s Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent; provided further that if the Company is unable to redeem all of the Series B Preferred Shares, the Company shall redeem an amount from each holder of Series B Preferred Shares equal to such holder’s pro-rata amount (based on the number of Series B Preferred Shares held by such holder relative to the number of Series B Preferred Shares outstanding) of all Series B Preferred Shares being redeemed. If the Company shall fail to redeem all of the Series B Preferred Shares submitted Tor redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series B Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement between the Company and the initial holders of the Series B Preferred Shares (the “Securities Purchase Agreement”), the Redemption Price payable in respect of such unredeemed Series B Preferred Shares shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. In the case of a Triggering Event, until the Company pays such unpaid Redemption Price in full to each holder, holders of at least two-thirds (2/3) of the Series B Preferred Shares then outstanding, including shares of Series B Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid, shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Company to promptly return to each holder all of the Series B Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice(s) and prior to payment of the full Redemption Price to each holder, (i) the Notice(s) of Redemption at Option of Holder Upon Triggering Event shall be null and void with respect to those Series B Preferred Shares submitted for redemption and for which the Redemption Price has not been paid, and (ii) the Company shall immediately return any Series B Preferred Shares submitted to the Company by each holder for redemption under this Section 3(i) and for which the Redemption Price has not been paid. Notwithstanding the foregoing, in the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(c)(iii) above. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

(4) Inability to Fully Convert.

(a) Holders Option if Company Cannot Fully Convert. If, Upon the Company’s receipt of a Conversion Notice, the Company cannot issue shares of Common

Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the AMEX, from issuing all of the Common Stock which is to be issued to a holder of Sales D Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shires of Common Stock as it is able to issue in accordance with such holder’s Conversion Notice and pursuant to Section 2(e) above and, with respect to the unconverted Series B Preferred Shares, the holder, solely at such holder’s option, can elect to (unless the Company issues and delivers the Convention Shares underlying the unconverted Series B Preferred Shares prior to the holder’s election hereunder, in which case such holder shall only be entitled to receive Buy In Actual Damages under Section 2(e)(v)):

(i) require the Company to redeem from such holder those Series B Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder’s Conversion Notice (“Mandatory Redemption”) at a price per Series B Preferred Share (the Mandatory Redemption Price”) equal to the Triggering Event Redemption Price as of such Conversion Date;

(ii) if the Company’s inability to fully convert Series B Preferred Shares is pursuant to Section 4(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 2(e) above;

(iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Series B Preferred Shares that were to be convened pursuant to such holder’s Conversion Notice; or

(iv) if the Company’s inability to fully convert Series B Preferred Shares it pursuant to the AMEX rules and regulations described in Section 4(a)(y) above, require the Company to issue shares of Common Stock in accordance with such holder’s Conversion Notice and pursuant to Section 2(e) above at a Conversion Price equal to the Average Market Price of the Common Stock for the five (5) consecutive trading days preceding such holder’s Notice in Response to Inability to Convert (as defined below),

(b) Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Series B Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, (ii) the number of Series B Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within five (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company (“Notice in Response to Inability to Convert”) of its election pursuant to Section 4(a) above.

(c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company’s receipt of the holder’s Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series B Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Series D Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Series B Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above.

(d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series B Preferred Shares on the same day and the Company can convert and redeem some, but not all, of the Series B Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Series B Preferred Shares electing to have Series B Preferred Shares converted and redeemed at such time an amount equal to such holder’s pro-rata amount (based on the number of Series B Preferred Shares held by such holder relative to the number of Series B Preferred Shares outstanding) of all Series B Preferred Shares being converted and redeemed at such time.

(5) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series B Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series B Preferred Shares a preferred stock certificate representing the remaining Series B Preferred Shares which have not been so converted or redeemed.

(6) Reservation of Shares. The Company shall, so long as any of the Series B Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series B Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Series B Preferred Shares are at any time convertible; provided further that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Series B Preferred Shares pro rata among the holders of Series B Preferred Shares based on the number of Series B Preferred Shares held by such holder relative to the total number or authorized Series B Preferred Shares.

(7) Voting Rights. Holders of Series B Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

(8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Preferred Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series B Preferred Shares in respect of the preferences us to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series B Preferred Share equal to the sum of (i) $100 and (ii) all accrued and unpaid dividends (such sum being referred to as the “Liquidation Value”); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series B Preferred Shares as to payments of Preferred Funds (the “Pari Passu Shares”), then each holder of Series B Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all Holders of Series B Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

(9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series B Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series B Preferred Shares. As long as at least one-third (1/3) of the Series B Preferred Shares initially issued remain outstanding, then without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorise or issue additional or other capital stock that is of senior rank to the Series B Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company’s Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series B Preferred Shares relative to the holders of the Common Stock of the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(10) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Series B Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, declare or pay any cash dividend on its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares.

(11) Vote to Change the Terms of Series B Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series B Preferred Shares, shall be required for any change to this Certificate of Designations or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Shares.

(12) Lost or stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series B Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Gerald Sokol, its President and Chief Executive Officer, as of the 31st day of October 1997.

NTN COMMUNICATIONS, INC.

By:
Name:	Gerald Sokol
Its:	President and Chief Executive Officer

EXHIBIT I

NTN COMMUNICATIONS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of NTN Communications, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $.005 par value per share (the “Series B Preferred Shares”), of NTN Communications, Inc,, a Delaware corporation (the “Company”), indicated below into shares of Common Stock, $.005 par value per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Series B Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Series B
Preferred Shares to be convened:

Stock certificate no(s). of Series B
Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which the Series B preferred Shares are being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated:

RESTATED CERTIFICATE OF

OF

INCORPORATION

NTN Communications, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NTN Communications, Inc. NTN Communications, Inc. was originally incorporated under the name Alroy Industries, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 13, 1984.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3. The Board of Directors of NTN Communications, Inc. has duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable, and directing the officers of said corporation to solicit the written consent of the stockholders of said corporation to said amendments.

4. Thereafter, said amendments to the Certificate of Incorporation herein certified were duly adopted in accordance with Section 242 of the Delaware General Corporation Law by affirmative written consent of a majority of the outstanding stock of each class entitled to vote thereon in accordance with Section 228 of the Delaware General Corporation Law. Written notice of the taking of such action by written consent of stockholders has been given to those stockholders who have not so consented in writing, as provided in Section 228 of the Delaware General Corporation Law.

5. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

1.

RESTATED CERTIFICATE OF INCORPORATION

NTN COMMUNICATIONS. INC.

ARTICLE I

The name of the corporation (the “Corporation”) is NTN COMMUNICATIONS, INC.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, county of New Castle, Delaware. The name of the Corporation’s registered agent at such address is Corporate Agents, Inc.

ARTICLE III

The nature of the business or purpose to be conducted or promoted is to be engaged in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

After giving effect to the reverse stock split described below, the total number of shares of stock which the corporation shall have authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $.005 per share, and 10,000,000 shares shall be Preferred Stock, par value $.005 per share.

(a) Series A Preferred Stock. This corporation is authorized to issue a series of Preferred Stock designated “Series A Convertible Preferred Stock” consisting of 5,000,000 shares.

(1) Dividend Rights.

(i) Rights to Cash Dividends. In the absence of any action pursuant to part (ii) of this subdivision (a)(l), the holders of the Series A Preferred shall be entitled to receive cumulative dividends of ten cents per share per annum, payable semiannually in equal installments of five cents per share on December 1 and June 1 of each year. The dividends so payable on any December 1 or June 1 will be paid by check or draft to the person (the “Registered Holder”) in whose name the Series A Preferred is registered as of the close of business on November 15 or May 15 next preceding the interest payment date (whether or not a business day), at such person’s address as it appears on the registration books of the Corporation.

(ii) Rights to Stock Dividends. At the Corporation’s option, the Corporation may declare and pay a dividend for any dividend payment date(s) in the form of its common stock, $.005 par value per share (the “Common Stock”), such stock dividend to be in lieu of the dividend provided for by part (i) of this subdivision (a)(l). To determine the amount of Common Stock to be issued as a substitute dividend on the Series A Preferred, the Common Stock will be valued at its market value. Market value is defined for this purpose as the average closing bid price for the twentieth through eleventh trading days preceding the date on which interest is due.

(2) Voting Rights. The Series A Preferred shall have no voting rights.

2.

(3) Rights on Liquidation, Dissolution and Winding Up. Upon liquidation, dissolution and winding up, each share of the Series A Preferred shall have preference over the Common Stock to the extent of $1.00 per share, but shall not otherwise be entitled to share in the proceeds of any liquidation, dissolution or winding up. The preference or subordination of the rights of the Series A Preferred with respect to any other class of stock, or any other series of preferred stock, shall be as stated in the instrument defining the rights of such other class or series. Neither the merger or consolidation of the Corporation into or with any other corporation or any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subdivision (3).

(4) Conversion Rights. Commencing on the date of the issuance of the Series A Preferred, the Series A Preferred shall at any time be convertible at the option of the holder thereof into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a conversion rate (the “Conversion Rate”) as set forth below (subject to adjustment as provided in subdivision (5) hereof).

(i) The Registered Holder shall have the right at any time to convert shares of Series A Preferred into that number of fully paid and nonassessable shares of Common Stock of the Corporation that equals the number of shares of Series A Preferred that are surrendered for conversion divided by the Conversion Rate. The Conversion Rate shall initially be 100%, and shall be subject to adjustment pursuant to subdivision (5) hereof. Upon the surrender of the Series A Preferred accompanied by the written request for conversion from the Registered Holder, the Corporation shall issue and deliver to such Registered Holder certificates evidencing such shares of Common Stock.

(ii) In order to exercise the conversion privileges, the Registered Holder shall surrender the Series A Preferred to the Corporation at its principal address, accompanied by written notice to the Corporation that such holder elects to convert all or a portion of the same. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock and any re-issued Series A Preferred shall be issued upon such conversion. As promptly as practicable after the receipt of such notice and surrender of the Series A Preferred, the Corporation shall issue and deliver to such holder, or to his assignee or assignees on his written order, a certificate or certificates for the number of full shares of Common Stock and any re-issued Series A Preferred issuable upon the conversion of the Series A Preferred. Such conversion shall be deemed to have been effected at the close of business of the first business day after the date on which such notice shall have been received by the Corporation and such Series A Preferred shall have been surrendered.

(iii) No fractional shares shall be issued upon conversion of the Series A Preferred and any portion of the same which would otherwise be convertible into a fractional share shall be paid in cash in the amount of the liquidation preference of the fractional share. No payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion.

(5) Adjustments to Conversion Rate.

The Conversion Rate shall be subject to adjustment as provided in this subdivision (5).

(i) In case the Corporation shall (A) pay a dividend, or make a distribution, in shares of its Common Stock (the “Shares”), (B) subdivide its outstanding Shares into a greater number of Shares, (C) combine its outstanding Shares into a smaller number of Shares, or (D) issue by reclassification of its Shares any shares of Common Stock of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Registered Holder shall

3.

be entitled to receive the number of Shares which he would have owned or have been entitled to receive immediately following the happening of any of the events described above, had the Series A Preferred been converted immediately prior to the record or effective date thereof.

An adjustment made pursuant to subparts (i)(A)-(D) above shall become effective immediately after the record date in the case of a dividend or distribution in Shares and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Registered Holder shall become entitled to receive shares of two or more classes of Common Stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Conversion Rate between or among the shares of such classes of Common Stock.

(ii) In case of any reclassification of the outstanding Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Corporation with, or merger of the Corporation into, another corporation wherein the Corporation is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Corporation, the Corporation, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Registered Holder, that the Registered Holder shall thereafter be entitled upon conversion to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such Registered Holder upon such reclassification, consolidation, merger or sale, if the Series A Preferred had been converted immediately prior thereto. Such corporation, which thereafter shall be deemed to be the “Corporation” for purposes of the Series A Preferred, shall provide in such written instrument for adjustments to the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subdivision (5).

(iii) Common Stock Issued at Less Than the Conversion Price. If the Corporation shall issue any Common Stock without consideration or for a consideration per share less than the then applicable Equivalent Preference Amount, the Equivalent Preference Amount shall immediately be reduced to the amount determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Equivalent Preference Amount in effect immediately prior to such issuance and (2) the consideration, if any, received by the Corporation upon such issuance, by (B) the total number of shares of Common Stock outstanding immediately after such issuance. The Equivalent Preference Amount at any time shall be the value that results when the liquidation preference of one share of Series A Preferred is multiplied by the Conversion Rate in effect at that time; thus the Conversion Rate applicable after the adjustment in the Equivalent Preference Amount provided by this part (iii) shall be the figure that results when the adjusted Equivalent Preference Amount is divided by the liquidation preference of one share of Series A Preferred.

For the purpose of determining the date on which an adjustment to the Conversion Rate pursuant to this part (iii) shall take effect, the Conversion Rate shall be adjusted as of the earlier of (x) the date, if any, on which the Corporation shall enter into a firm contract for the issuance of such shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, or (y) the date of actual issuance of such shares of Common Stock or such other securities.

For the purposes of any adjustment of the Conversion Rate pursuant to this part (iii), the following provisions shall also be applicable:

(A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

4.

(B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate current market price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

(C) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at tie time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparts (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subparts (A) and (B) above), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange (the “Change in Number or Consideration”), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Rate as then in effect shall forthwith be readjusted to such Conversion Rate as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to the Change in Number or Consideration, or of such convertible or exchangeable securities not converted or exchanged prior to the Change in Number or Consideration, upon the basis of the Change in Number or Consideration;

5.

(4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Rate shall have been adjusted upon the issuance thereof, the Conversion Rate shall forthwith be readjusted to such Conversion Rate as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

(5) if the Conversion Rate shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Rate shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

(iv) Whenever the Conversion Rate shall be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Rate in accordance with such provisions and shall prepare a certificate signed by its President, any Vice-President or the Chief Financial Officer setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment was based and shall mail such certificate to the Registered Holders of the Series A Preferred.

(6) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred from time to time outstanding, and, if at any time the number of shares of Common Stock remaining unissued are not sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred, the Corporation shall take such action as is necessary to increase the authorized amount of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) Other Series or Classes of Preferred Stock. Shares of an additional Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be stated and expressed in this Article IV or as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and such relative, participating, optional or other special rights (including, without limitation, the right to convert the shares of such Preferred Stock into shares of the Corporation’s Common Stock at such rate and upon such terms and conditions as may be fixed by the Corporation’s Board of Directors), with such qualifications, limitations, or restrictions of such preferences or rights as shall be stated and expressed in this Article IV or in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware.

Except as may be otherwise provided in this Article IV or in the resolution or resolutions providing for the issue of a particular series, the Board of Directors may from time to time increase the number of shares of any series already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof.

All shares of Preferred Stock of all series shall be of equal rank and be identical in all respects except in respect to the particulars which may be fixed by the Board of Directors as provided in this Article IV.

6.

(c) Common Stock.

(1) After the requirements with respect to the preferential dividends of the Preferred Stock shall be met, and after the Corporation shall have complied with all of the requirements, if any, with respect to the setting aside of sums for redemption, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

(2) After distribution in full of the preferential amounts required to be distributed to the holders of the Preferred Stock and to the holders of any class of stock of the Corporation ranking as to distribution of assets senior to the Common Stock, in the event of voluntary or involuntary liquidation or dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available to distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

(3) Each holder of record of Common Stock shall have the right to vote each share of Common Stock standing in his name on the record books of the Corporation. Except as otherwise provided herein or in any Certificate of Designations, Preferences and Rights of Preferred Stock filed in the Office of the Secretary of State of the State of Delaware, or otherwise as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together as one class on all matters.

Upon the filing of this Restated Certificate of Incorporation all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of l-for-20 without any further action on the part of the holders thereof or this Corporation. No fractional shares will be issued. All fractional shares resulting from such combination shall be rounded upwards to the next whole number of shares of Common Stock.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation, to fix the amount reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount upon the property and franchise of this corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of the Corporation.

ARTICLE VII

The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination in the

7.

manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expense to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

To the extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Company this tenth day of June, 1991.

NTN COMMUNICATIONS, INC.

By
Patrick J. Downs, President

[Seal]

Attest :

Ronald E. Hogan, Secretary

8.